Exhibit 99.1

Banzai Q3 2024 Preliminary Financial Results: Profitability in Sight Following $14.5M Annualized Adjusted Net Income Improvement; 31% Annualized ARR Growth Rate

Management to Host Third Quarter 2024 Results Conference Call on Thursday, November 14, 2024 at 5:30 p.m. Eastern Time

SEATTLE – November 7, 2024 – Banzai International, Inc. (NASDAQ: BNZI) (“Banzai” or the “Company”), a leading marketing technology company that provides essential marketing and sales solutions, today announced preliminary select financial results for the third quarter ended September 30, 2024.

Key Financial & Operational Highlights for the Third Quarter of 2024

●	Preliminary, unaudited Q3 2024 Adjusted Net Loss was approximately ($0.9) million, a $3.6 million sequential improvement from Q2 2024 Adjusted Net Loss of ($4.5) million. This represents an annualized improvement of $14.5 million.

●	Net Revenue Retention (NRR) reached a historic high in Q3 2024.

●	Preliminary, unaudited Q3 2024 Annual Recurring Revenue (ARR) of approximately $4.4 million, a 7% sequential increase from Q2 2024. This represents a 31% annualized ARR growth rate.

●	Preliminary, unaudited Adjusted EBITDA was approximately ($1.4) million, a $0.5 million sequential improvement from Q2 2024 EBITDA of ($1.8) million. This represents an annualized improvement of $1.8 million.

●	As of September 30, 2024, cash of approximately $4.2 million was at an all-time high.

“In the third quarter of 2024 we achieved preliminary, unaudited historic record NRR, and strong improvements from the second quarter in both ARR and adjusted Net Income,” said Joe Davy, Founder and CEO of Banzai. “We are making significant progress against our annualized goals through our recently launched comprehensive initiative designed to significantly improve Net Income while maintaining our growth outlook. We look forward to providing additional updates at our conference call and quarter financial results on November 14.”

Third Quarter 2024 Results Conference Call

Banzai Founder & CEO Joe Davy and Interim CFO Alvin Yip will host the conference call, followed by a question-and-answer session. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Thursday, November 14, 2024

Time:	5:30 p.m. Eastern Time, 2:30 p.m. Pacific Time

Toll-free dial-in number:	1-877-425-9470

International dial-in number:	1-201-389-0878

Conference ID:	13749747

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1694251&tp_key=65eec38e9b and via the investor relations section of the Company’s website here.

A replay of the webcast will be available after 9:30 p.m. Eastern Time through February 14, 2025.

Toll-free replay number:	1-844-512-2921

International replay number:	1-412-317-6671

Replay ID:	13749747

Adjusted Net Income (Loss)

Adjusted Net Income (Loss) for the three months period quarter ended as of September 30, 2024 was ($0.89M), reflecting Net income of ($7.49M) before Change in fair value adjustment of common stocks warrant issued to Colpac and Alco of $6.6M and is approximately an increase in earnings of $3.63M compared to the adjusted net loss of ($4.52M) for the prior quarter three months period ended as of June 30, 2024 of which, reflecting a net loss of ($4.16M) before Change in fair value adjustments of warrant liability due to 3rd party and related party of $0.2M and $0.2M, respectively. Annualized increase in earnings in respect to Adjusted Net Income (loss) is approximately $14.50M between the three months period of the quarter ended as of September 30, 2024 when compared to the prior quarter of the three months periods ended June 30, 2024

Adjusted EBITDA

For the three months ended September 30, 2024, Banzai’s Adjusted EBITDA was approximately $1.4M, reflecting an increase in earnings of approximately $0.5M compared to a loss of prior quarter of approximately $1.8M for the three months ended June 30, 2024. This period-over-period increase in earnings is primarily attributable to the company’s overall cost-cutting effort placed in general and administrative, marketing and technology expenses. Annualized increase in earnings in respect to Adjusted EBITDA pertaining to cost saving efforts is approximately $1.8m.

About Banzai

Banzai is a marketing technology company that provides essential marketing and sales solutions for businesses of all sizes. On a mission to help their customers achieve their mission, Banzai enables companies of all sizes to target, engage, and measure both new and existing customers more effectively. Banzai customers include Square, Hewlett Packard Enterprise, Thermo Fisher Scientific, Thinkific, Doodle and ActiveCampaign, among thousands of others. Learn more at www.banzai.io. For investors, please visit https://ir.banzai.io.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often use words such as “believe,” “may,” “will,” “estimate,” “target,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “propose,” “plan,” “project,” “forecast,” “predict,” “potential,” “seek,” “future,” “outlook,” and similar variations and expressions. Forward-looking statements are those that do not relate strictly to historical or current facts. Examples of forward-looking statements may include, among others, statements regarding Banzai International, Inc.’s (the “Company’s”): future financial, business and operating performance and goals; annualized recurring revenue and customer retention; ongoing, future or ability to maintain or improve its financial position, cash flows, and liquidity and its expected financial needs; potential financing and ability to obtain financing; acquisition strategy and proposed acquisitions and, if completed, their potential success and financial contributions; strategy and strategic goals, including being able to capitalize on opportunities; expectations relating to the Company’s industry, outlook and market trends; total addressable market and serviceable addressable market and related projections; plans, strategies and expectations for retaining existing or acquiring new customers, increasing revenue and executing growth initiatives; and product areas of focus and additional products that may be sold in the future. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which the Company operates may differ materially from those made in or suggested by the forward-looking statements. Therefore, investors should not rely on any of these forward-looking statements. Factors that may cause actual results to differ materially include changes in the markets in which the Company operates, customer demand, the financial markets, economic, business and regulatory and other factors, such as the Company’s ability to execute on its strategy. More detailed information about risk factors can be found in the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and in other reports filed by the Company, including reports on Form 8-K. The Company does not undertake any duty to update forward-looking statements after the date of this press release.

Investor Relations

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

BNZI@mzgroup.us

www.mzgroup.us

Media

Rachel Meyrowitz

Director, Demand Generation, Banzai

media@banzai.io